Exhibit 99.2

PROXY CARD

FOR THE SPECIAL MEETING OF PUBLIC WARRANT HOLDERS OF

THUNDER BRIDGE ACQUISITION, LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned appoints Gary A. Simanson and William A. Houlihan (the “Proxies”) as proxies and each of them with full power to act without the other, each with the power to appoint a substitute and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all of the public warrants (the “Public Warrants”) of Thunder Bridge Acquisition, Ltd. (“Thunder Bridge”) held of record by the undersigned on May 24, 2019 at the Special Meeting of Warrant Holders of Thunder Bridge (“Special Meeting”) to be held on              , 2019, or any postponement or adjournment thereof. Such warrants shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said Special Meeting.

THE WARRANTS REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED WARRANT HOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

(1)	The Warrant Amendment Proposal — To approve and adopt an amendment to the warrant agreement that governs all of Thunder Bridge’s outstanding warrants to provide that, immediately prior to the consummation of the Business Combination (as defined in the proxy statement/prospectus), (i) each of Thunder Bridge’s outstanding warrants, which currently entitle the holder thereof to purchase one Class A ordinary share of Thunder Bridge at an exercise price of $11.50 per share, will become exercisable for one-quarter of one share at an exercise price of $2.875 per one-quarter share ($11.50 per whole share), (ii) each holder of a warrant will receive, for each such warrant, a cash payment of $1.50 (although the holders of the Private Placement Warrants (as defined in the proxy statement/prospectus) have waived their rights to receive such payment) and (iii) each Private Placement Warrant will become redeemable and exercisable on the same basis as the Public Warrants.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	The Warrant Holders Adjournment Proposal — To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Thunder Bridge that more time is necessary or appropriate to approve the Warrant Amendment Proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If warrants are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If warrant holder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If warrant holder is a partnership, sign in partnership name by an authorized person, giving full title as such.